Exhibit 3.2

FOURTH AMENDMENT OF EIGHTEENTH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending its Restated Certificate of Limited Partnership under the Missouri Uniform Limited Partnership law, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P. and the limited partnership’s charter number is LP0000443.

(2)	The date the limited partnership was filed in Missouri is June 5, 1987.

(3)	The partnership registered as a limited liability partnership with the Missouri Secretary of State on November 1, 1996.

(4)	The partnership registered as a registered limited liability limited partnership on July 15, 2002.

(5)

The Eighteenth Restated Certificate of Limited Partnership is hereby amended to reflect the partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 360.

In affirmation thereof, the facts stated above are true.

Dated: October 15, 2012

General Partner:

By	/s/ James D. Weddle
James D. Weddle, Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawing General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Belshe, Roger	10/01/2012	1206 S Oxfordshire	Edwardsville, IL 62025

Exhibit A to Fourth Amendment of Eighteenth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.